NeoPhotonics Reports First Quarter 2020 Financial Results

•	Revenue of $97.4 million for the quarter, up 23% year-over-year

•	Gross Margin was 30.5%, nearly 11 percentage points higher year-over-year

SAN JOSE, Calif. - April 30, 2020 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of advanced hybrid photonic integrated circuit-based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its first quarter ended March 31, 2020.
“We are pleased to deliver another profitable quarter, notably through our seasonally low first quarter, in spite of supply chain risks related to the pandemic,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “As we look forward, the industry continues to move in our direction with higher and higher speed over distance requirements, which are satisfied by our ultra-narrow linewidth lasers, high baud rate coherent components and our Coherent pluggable DCO modules utilizing these leading optical components.  Needless to say, we are optimistic about our future,” concluded Mr. Jenks.
First Quarter Summary

•	Revenue was $97.4 million, down 6% quarter-over-quarter and up 23% year-over-year

•	Gross margin was 30.5%, up from 30.2% in the prior quarter and from 19.8% in the prior year

•	Non-GAAP Gross margin was 31.2%, up from 30.9% in the prior quarter and up from 22.4% in the prior year

•	Diluted net income per share was $0.12, in comparison to a net income per share of $0.04 in the prior quarter and to a net loss per share of $0.30 in the same period last year

•	Non-GAAP diluted net income per share was $0.17, up from $0.10 in the prior quarter and up from a net loss of $0.19 in the same period last year

•	Cash generated from operations was $24.9 million, up from $16.3 million in the prior quarter

•	Adjusted EBITDA was $17.8 million, up from $12.5 million in the prior quarter and up from a loss of $0.8 million in the same period last year

Non-GAAP results in the first quarter of 2020 exclude $2.5 million of stock-based compensation expense and $0.2 million of amortization of acquisition-related intangibles. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.
As of March 31, 2020 cash and cash equivalents, short-term investments and restricted cash, together totaled $109.5 million, up $20.4 million compared to December 31, 2019. Restricted cash as of March 31, 2020 was $10.9 million.

Outlook for the Quarter Ending June 30, 2020

	GAAP	Non-GAAP
Revenue	$94 to $102 million
Gross Margin	29% to 33%	30% to 34%
Operating Expenses	$27 to $28 million	$24 to $25 million
Earnings per share	$0.02 net loss to $0.08 net profit	$0.05 to $0.15 net profit
This outlook includes approximately $10 million of Covid-19 pandemic related impact to Q2 revenue, reflecting identified supply chain risks.
The non-GAAP outlook for the second quarter of 2020 excludes the expected impact of stock-based compensation expense of approximately $3.3 million, of which $0.6 million is estimated for cost of goods sold, and the impact of expected amortization of intangibles of approximately $0.2 million.
Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures
The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call
The Company will host a conference call today, Thursday, April 30, 2020 at 4:30 PM Eastern Time (1:30 PM Pacific Time). The call will be available, live, to interested parties by dialing +1-888-204-4368. For international callers, please dial +1-323-994-2093. The Conference ID number is 1041932. Please dial into the conference call 5-10 minutes prior to the scheduled start time.
A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar
A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics
NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China.  For additional information visit www.neophotonics.com.
Legal Notice Regarding Forward-Looking Statements
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; potential impacts of the Covid-19 pandemic; possible reduction in or volatility of customer orders or delays in shipments of products to customers; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2019. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.
©2020 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Mar 31, 2020	Dec 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$90,905	$70,467
Short-term investments	7,662	7,638
Restricted cash	10,932	10,972
Accounts receivable, net	61,663	68,890
Inventories	46,146	46,930
Prepaid expenses and other current assets	26,178	25,851
Total current assets	243,486	230,748
Property, plant and equipment, net	76,293	81,133
Operating lease right-of-use assets	15,128	15,603
Purchased intangible assets, net	1,953	2,151
Goodwill	1,115	1,115
Other long-term assets	3,781	3,929
Total assets	$341,756	$334,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,283	$58,554
Current portion of long-term debt	3,066	3,044
Accrued and other current liabilities	48,710	47,481
Total current liabilities	110,059	109,079
Long-term debt, net of current portion	37,791	39,237
Operating lease liabilities, noncurrent	15,998	16,543
Other noncurrent liabilities	10,670	9,614
Total liabilities	174,518	174,473

Stockholders’ equity:
Common stock	122	121
Additional paid-in capital	585,198	582,504
Accumulated other comprehensive loss	(9,841)	(7,871)
Accumulated deficit	(408,241)	(414,548)
Total stockholders’ equity	167,238	160,206
Total liabilities and stockholders’ equity	$341,756	$334,679

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Revenue	$97,401	$103,356	$79,366
Cost of goods sold (1)	67,675	72,154	63,629
Gross profit	29,726	31,202	15,737
Gross margin	30.5%	30.2%	19.8%
Operating expenses:
Research and development (1)	11,884	15,470	14,683
Sales and marketing (1)	3,659	4,030	4,603
General and administrative (1)	6,789	7,429	7,753
Amortization of purchased intangible assets	—	—	119
Asset sale related costs	12	9	329
Restructuring charges	—	—	179
Gain on asset sale	—	(86)	—
Total operating expenses	22,344	26,852	27,666
Income (loss) from operations	7,382	4,350	(11,929)
Interest income	98	83	99
Interest expense	(378)	(447)	(493)
Other income (expense), net	1,198	(1,810)	(1,598)
Total interest and other income (expense), net	918	(2,174)	(1,992)
Income (loss) before income taxes	8,300	2,176	(13,921)
Income tax provision	(1,993)	(107)	(170)
Net income (loss)	$6,307	$2,069	$(14,091)
Basic net income (loss) per share	$0.13	$0.04	$(0.30)
Diluted net income (loss) per share	$0.12	$0.04	$(0.30)
Weighted average shares used to compute basic net income (loss) per share	48,615	48,358	46,414
Weighted average shares used to compute diluted net income (loss) per share	50,617	50,238	46,414

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$537	$593	$601
Research and development	758	755	881
Sales and marketing	530	559	678
General and administrative	693	1,255	1,178
Total stock-based compensation expense	$2,518	$3,162	$3,338

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
NON-GAAP GROSS PROFIT:
GAAP gross profit	$29,726	$31,202	$15,737
Stock-based compensation expense	537	593	601
Amortization of purchased intangible assets	184	184	184
Depreciation of acquisition-related fixed asset step-up	(12)	(66)	(66)
Accelerated depreciation	—	—	1,315
Non-GAAP gross profit	$30,435	$31,913	$17,771
Non-GAAP gross margin as a % of revenue	31.2%	30.9%	22.4%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$22,344	$26,852	$27,666
Stock-based compensation expense	(1,981)	(2,569)	(2,737)
Amortization of purchased intangible assets	—	—	(119)
Depreciation of acquisition-related fixed asset step-up	(29)	(67)	(66)
Asset sale related costs	(12)	(9)	(329)
Restructuring charges	—	—	(179)
Gain on asset sale	—	86	—
Non-GAAP total operating expenses	$20,322	$24,293	$24,236
Non-GAAP total operating expenses as a % of revenue	20.9%	23.5%	30.5%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$7,382	$4,350	$(11,929)
Stock-based compensation expense	2,518	3,162	3,338
Amortization of purchased intangible assets	184	184	303
Depreciation of acquisition-related fixed asset step-up	17	1	—
Asset sale related costs	12	9	329
Accelerated depreciation	—	—	1,315
Restructuring charges	—	—	179
Gain on asset sale	—	(86)	—
Non-GAAP income (loss) from operations	$10,113	$7,620	$(6,465)
Non-GAAP operating margin as a % of revenue	10.4%	7.4%	(8.1)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$6,307	$2,069	$(14,091)
Stock-based compensation expense	2,518	3,162	3,338
Amortization of purchased intangible assets	184	184	303
Depreciation of acquisition-related fixed asset step-up	17	1	—
Asset sale related costs	12	9	329
Accelerated depreciation	—	—	1,315
Restructuring charges	—	—	179
Gain on asset sale	—	(86)	—
Income tax effect of Non-GAAP adjustments	26	(82)	(377)
Non-GAAP net income (loss)	$9,064	$5,257	$(9,004)
Non-GAAP net income (loss) as a % of revenue	9.3%	5.1%	(11.3)%

ADJUSTED EBITDA:
GAAP net income (loss)	$6,307	$2,069	$(14,091)
Stock-based compensation expense	2,518	3,162	3,338
Amortization of purchased intangible assets	184	184	303
Depreciation of acquisition-related fixed asset step-up	17	1	—
Asset sale related costs	12	9	329
Accelerated depreciation	—	—	1,315
Restructuring charges	—	—	179
Gain on asset sale	—	(86)	—
Interest expense, net	280	364	394
Income tax provision	1,993	107	170
Depreciation expense	6,473	6,647	7,233
Adjusted EBITDA	$17,784	$12,457	$(830)
Adjusted EBITDA as a % of revenue	18.3%	12.1%	(1.0)%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$0.13	$0.04	$(0.30)
GAAP diluted net income (loss) per share	$0.12	$0.04	$(0.30)
Non-GAAP basic net income (loss) per share	$0.19	$0.11	$(0.19)
Non-GAAP diluted net income (loss) per share	$0.17	$0.10	$(0.19)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	48,615	48,358	46,414
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	50,617	50,238	46,414
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	52,406	52,277	46,414

Contacts
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com